Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES FINAL RESULTS OF

EXCHANGE OFFER AND CONSENT SOLICITATION

     NEW YORK – June 14, 2011– CIT Group Inc. (NYSE: CIT), a leading provider of financing to small business and middle market companies, today announced the final results of its exchange offer and consent solicitation for the outstanding Series A Notes listed in the table below (the “Series A Notes”), in which CIT successfully received the requisite consents to adopt the proposed amendments to the indenture for each maturity of these Series A Notes.

     As of the Offer Expiration Time, which was 11:59 p.m., New York City time, on June 13, 2011, CIT received tenders with consents or separate consents from holders of approximately $10.9 billion in aggregate principal amount of Series A Notes, including a majority of each maturity of these Series A Notes. The table below shows, for Series A Notes of each maturity (i) the aggregate principal amount tendered with consent and accepted for exchange, (ii) the aggregate principal amount separately consented, and (iii) the aggregate principal amount of new Series C Second-Priority Secured Notes (the “Series C Notes”) that will be issued.

CUSIP Number	Title of Series A Notes to be Exchanged	Title of New Series C Notes to be Issued	Principal Amount of Series A Notes Tendered and Accepted for Exchange	Principal Amount of Series A Notes Separately Consented	Principal Amount of Series C Notes to be Issued
125581FV5	7.00% Series A Second- Priority Secured Notes due May 1, 2015	7.00% Series C Second- Priority Secured Notes due May 4, 2015	$1,554,262,000 (49.2%)	$333,166,734 (10.6%)	$1,554,225,000
125581FW3	7.00% Series A Second- Priority Secured Notes due May 1, 2016	7.00% Series C Second- Priority Secured Notes due May 2, 2016	$3,094,627,000 (58.8%)	$653,797,152 (12.4%)	$3,094,508,000
125581FX1	7.00% Series A Second- Priority Secured Notes due May 1, 2017	7.00% Series C Second- Priority Secured Notes due May 2, 2017	$4,116,499,000 (55.9%)	$1,184,944,720 (16.1%)	$4,116,261,000
Total			$8,765,388,000 (55.5%)	$2,171,908,606 (13.8%)	$8,764,994,000

     “The success of this transaction reflects the significant progress we continue to make on restructuring our liabilities and serves as another important milestone in accelerating our return to a normalized capital structure,” said John A. Thain, Chairman and Chief Executive Officer.

     At closing, which is anticipated to occur on June 15, 2011, CIT will enter into a supplemental indenture adopting the proposed amendments to the indenture under which the Series A Notes were issued. Accordingly, the covenants for these Series A Notes will be generally replaced with the same covenants that govern CIT’s existing 5.25% Series C Second-Priority Secured Notes due 2014 and 6.625% Series C Second-Priority Secured Notes due 2018.

     CIT will also make the consent payments of $2.50 per $1,000 principal amount to all holders who consented and pay accrued interest on all Series A Notes tendered and accepted in the exchange offer on the closing date.

     BofA Merrill Lynch acted as the sole dealer manager and solicitation agent for the exchange offer and consent solicitation.

     This press release is for informational purposes only and is neither an offer to purchase the Series A Notes nor a solicitation of an offer to sell the Series C Notes.

     At closing, the new Series C Notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any other applicable securities laws and, unless so registered, the new Series C Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the new Series C Notes were offered and will be issued only (i) in the United States to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act) who are "non-U.S. qualified offerees" within the meaning of Article 2.1(e) of the Prospectus Directive as adopted within each relevant member state of the European Economic Area, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act.

Cautionary statement regarding forward-looking statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

The following factors, among others, could cause actual results to differ materially from those expressed or implied in forward-looking statements: capital markets liquidity; risks of and/or actual economic slowdown, downturn or recession; industry cycles and trends; uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks; estimates and assumptions used to fair value the balance sheet in accordance with fresh start accounting and actual variation between the estimated fair values and the realized values; adequacy of reserves for credit losses; risks inherent in changes in market interest rates and quality spreads; funding opportunities, deposit taking capabilities and borrowing costs; risks that CIT will not have sufficient liquidity due to material increases in customer drawdowns on outstanding commitments; risks that the restructuring of CIT’s capital structure did not result in sufficient additional capital or improved liquidity; risks that CIT will be unable to comply with the terms of the Written Agreement with the Reserve Bank; conditions and/or changes in funding markets and our access to such markets, including commercial paper, secured and unsecured term debt and the asset-backed securitization markets; risks of implementing new processes, procedures, and systems; risks associated with the value and recoverability of leased equipment and lease residual values; application of fair value accounting in volatile markets; application of goodwill accounting in a recessionary economy; changes in laws or regulations governing our business and operations; changes in competitive factors; demographic trends; future acquisitions and dispositions of businesses or asset portfolios; and regulatory changes and/or developments. CIT undertakes no duty to update any forward looking statement.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Director of Corporate Communications
(973) 740-5390
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com